UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
_____________________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 28, 2013

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CLEAR CHANNEL OUTDOOR HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	1-32663	86-0812139
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

200 East Basse Road
San Antonio, Texas 78209
(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 832-3700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

As previously disclosed, two derivative lawsuits were filed in March 2012 in Delaware Chancery Court by stockholders of Clear Channel Outdoor Holdings, Inc. (the “Company”). The consolidated lawsuits are captioned In re Clear Channel Outdoor Holdings, Inc. Derivative Litigation, Consolidated Case No. 7315-CS.  The complaints name as defendants certain of the current and former directors of both the Company and its indirect parent company, Clear Channel Communications, Inc.’s (“CCU”), as well as CCU, Bain Capital Partners, LLC and Thomas H. Lee Partners, L.P.  The Company also is named as a nominal defendant. The complaints allege, among other things, that in December 2009 CCU breached fiduciary duties to the Company and its stockholders by allegedly requiring the Company to agree to amend the terms of the Revolving Promissory Note, dated as of November 10, 2005, between CCU, as maker, and the Company, as payee (as amended, the “Note”), to extend the maturity date of the Note and to amend the interest rate payable on the Note (the “Contract Rate”).  According to the complaints, the terms of the amended Note were unfair to the Company because, among other things, the Contract Rate was below market. The complaints further allege that CCU was unjustly enriched as a result of that transaction. The complaints also allege that the director defendants breached fiduciary duties to the Company in connection with that transaction and that the transaction constituted corporate waste.  On April 4, 2012, the board of directors of the Company (the “Board”) formed a special litigation committee consisting of independent directors (the “SLC”) to review and investigate plaintiffs’ claims and determine the course of action that serves the best interests of the Company and its stockholders.

On March 28, 2013, to avoid the costs, disruption and distraction of further litigation, and without admitting the validity of any allegations made in the complaint, legal counsel for the defendants entered into a binding memorandum of understanding (the “MOU”) with legal counsel for the SLC and the plaintiffs to settle the litigation.  The MOU obligates the parties to use their best efforts to prepare a Stipulation of Settlement reflecting the terms of the MOU and present such Stipulation of Settlement to the Delaware Chancery Court for approval.  The MOU includes the following terms, among others (the entire MOU which sets forth the terms of the proposed settlement is attached as Exhibit 10.1 hereto):

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The Company agrees, not later than 30 calendar days following the approval of the settlement by the Delaware Chancery Court, to (i) demand payment of $200 million outstanding under the Note and (ii) declare a dividend of $200 million that shall be paid simultaneously on the date the payment from the demand is to be made (approximately 89% of the proceeds from such dividend would be distributed to Clear Channel Holdings, Inc., the Company’s direct parent and a direct wholly-owned subsidiary of CCU).

●
CCU and the Company agree to amend the Contract Rate such that, in the event that (x) the outstanding balance of the Note exceeds $1.0 billion, the per annum rate of interest applicable to such excess balance (i.e., the amount that exceeds $1.0 billion) will be an amount equal to the average yield-to-maturity for the series of CCU Legacy Notes (as defined below) that has the nearest future maturity date or (y) the Clear Channel Liquidity Ratio (as defined below) is less than 2.0x, the per annum rate of interest applicable to the entire outstanding balance of the Note will be an amount equal to the average yield-to-maturity for the series of CCU Legacy Notes that has the nearest future maturity date; provided, however, that, the Contract Rate shall in no event be less than 6.5% nor greater than 20%.  Clear Channel Liquidity Ratio is defined to equal the (A) aggregate (i) cash and cash equivalents set forth on CCU’s balance sheet (excluding minority interests and unavailable cash) and (ii) borrowing availability under any revolving credit (or similar) facility of CCU (collectively, “Clear Channel Liquidity”) divided by (B) the amount that would be payable to non-affiliated holders of the Company’s common stock (the “Outdoor Public Share”) assuming (1) a demand by the Company of the aggregate amount outstanding under the Note and (2) a simultaneous dividend of the proceeds of such demand to the stockholders of the Company. CCU Legacy Notes is defined as CCU’s 5.5% Senior Notes Due 2014, 4.9% Senior Notes Due 2015, 5.5% Senior Notes Due 2016 and 6.875% Senior Debentures Due 2018, excluding any series of notes that has a maturity date less than 90 calendar days from the date of measurement.

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The Company agrees to establish a committee of the Board (the “Committee”), composed of all then-serving independent and disinterested directors of the Company, for the specific purpose of monitoring the Note.  The Committee will be provided reports on a monthly basis, have access to independent legal and financial advisors, and will have the non-exclusive authority (i.e., in addition to the authority  of the full Board), if the Committee so desires and believes it to be in the best interests of the Company’s stockholders, to demand payments under the Note under the following specified circumstances  (i.e., the Committee shall not be required to demand payment, but rather shall have the optional authority to do so under the following specified circumstances):

o	if the Clear Channel Liquidity Ratio is less than 2.0x on an actual or projected basis, the Committee will be authorized to demand payment up to the full balance outstanding under the Note; or

o
if the Outdoor Public Share is greater than $114.0 million on an actual or  projected basis, then the Committee will be authorized to demand payment  up to the amount required to reduce the Outdoor Public Share to $85.0 million;

in each such case provided that (a) the Committee provides no fewer than twenty (20) and no more than thirty (30) calendar days’ notice that it is exercising its power and authority to make a demand for payment; (b) the Company has the right and ability to declare a dividend equal to the amount so demanded; and (c) the Committee simultaneously declares a dividend equal to the amount so demanded, to be paid simultaneously with the amount paid pursuant to the demand.

●	A comprehensive release for liability arising out of claims asserted in the litigation.

The Stipulation of Settlement has not yet been finalized and is subject to approval by the Delaware Court of Chancery.  Accordingly, unless and until the Company receives such approval, no assurance can be provided that the Company will be able to resolve the outstanding litigation as contemplated by the MOU.  A copy of the MOU is attached hereto as Exhibit 10.1 and is incorporated in this Item 1.01 by reference.

Item 8.01                      Other Events.

The information set forth in Item 1.01 above is incorporated by reference into this Item 8.01.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits

10.1
Memorandum of Understanding, dated as of March 28, 2013, among legal counsel for Clear Channel Communications, Inc. and the other named defendants, the special litigation committee of the board of directors of Clear Channel Outdoor Holdings, Inc. and the plaintiffs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

Date: April 3, 2013	By:	/s/ Hamlet T. Newsom, Jr.
Hamlet T. Newsom, Jr.
Vice President, Associate General Counsel and
Assistant Secretary

Exhibit Index

Exhibit No.	Description
10.1
Memorandum of Understanding, dated as of March 28, 2013, among legal counsel for Clear Channel Communications, Inc. and the other named defendants, the special litigation committee of the board of directors of Clear Channel Outdoor Holdings, Inc. and the plaintiffs.